Deloitte & Touche LLP                                            Exhibit 23(a)1
191 Peachtree Street, NE
Suite 1500
Atlanta, Georgia 30303-1924                                        Deloitte
                                                                   & Touche








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-78617, 33-54415, 33-58371, 33-60427, 333-31808, 333-44127, 333-44261,
333-73462 and 333-96883 of The Southern Company on Form S-8 and Registration Nos. 33-3546, 33-57951,333-09077, 333-64871, 333-65178 and 333-101349 of The
Southern Company on Form S-3, of our reports dated February 17, 2003, appearing in this Annual Report on Form 10-K of The Southern Company for the year ended December 31, 2002.


/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Atlanta, Georgia
March 7, 2003